UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

250 West 34th Street

3rd Floor

New York, NY 10119

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange
Preferred Stock Purchase Rights	WT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2024, WisdomTree, Inc. (the “Company”) entered into a Stock Repurchase Agreement (the “Repurchase Agreement”) with ETFS Capital Limited (formerly ETF Securities Limited) (the “Seller”), pursuant to which the Company agreed to repurchase from the Seller all 14,750 issued and outstanding shares of Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share, of the Company (“Series A Preferred Stock”), which are convertible into 14,750,000 shares of the Company’s common stock.

The shares of Series A Preferred Stock to be repurchased were originally issued to the Seller on April 11, 2018, in connection with the Company’s acquisition of the Seller’s European exchange-traded commodity, currency and short-and-leveraged business pursuant to a Share Sale Agreement, dated November 13, 2017, and a subsequent Waiver and Variation Agreement related thereto, dated April 11, 2018.

As consideration for the transactions contemplated by the Repurchase Agreement (collectively, the “Stock Repurchase”), the Company has agreed to pay the Seller aggregate cash consideration of approximately $144 million (the “Aggregate Purchase Price”), such Aggregate Purchase Price to be paid at the closing of the Stock Repurchase (“Repurchase Closing”). The Aggregate Purchase Price was calculated based upon the simple average of the closing price per share of the Company’s common stock on the New York Stock Exchange on four consecutive trading days beginning with the effective date of the Repurchase Agreement and ending with the trading day immediately prior to the time of the public announcement of the offering of a new series of convertible notes, as described in Item 8.01 below.

The obligations of each of the Company and the Seller to consummate the Repurchase Closing are conditioned upon the completion of each of the (i) issuance by the Company of approximately $300 million aggregate principal amount of a new series of convertible notes and (ii) repurchase of up to 80% of the aggregate principal amount of the Company’s outstanding 5.75% convertible senior notes due 2028, in each case, as described in Item 8.01 below.

The Repurchase Agreement contains customary representations and warranties. The Repurchase Closing is expected to occur upon satisfaction of the conditions described above, after which the shares of Series A Preferred Stock will be cancelled and retired. The Stock Repurchase was unanimously approved by the Board of Directors of the Company.

The foregoing summary of the Repurchase Agreement is qualified in its entirety by the full text of the Repurchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entry into the Repurchase Agreement, the Company and the Seller also entered into a Termination Agreement on August 5, 2024 (the “Termination Agreement”), which will terminate the Investor Rights Agreement by and between the Company and the Seller dated as of April 11, 2018 (the “Investor Rights Agreement”), effective upon the Repurchase Closing. The Investor Rights Agreement provides the Seller with certain rights and obligations, many of which had already expired at the time of entry into the Termination Agreement, with respect to its shares of Series A Preferred Stock, including registration rights.

The foregoing summary of the Termination Agreement is qualified in its entirety by the full text of the Termination Agreement, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 8.01. Other Events.

On August 8, 2024, the Company issued a press release announcing that it had commenced a private offering, subject to market conditions and other factors, of $300 million aggregate principal amount of convertible senior notes due 2029 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Notes or the shares of the Company’s common stock, if any, issuable upon conversion of the Notes.

The Company intends to use a portion of the net proceeds from the offering of the Notes to finance the repurchase of up to approximately $104 million aggregate principal amount of its 5.75% convertible senior notes due 2028. The Company also intends to use a portion of the net proceeds from the offering to repurchase for cash shares of the Company’s common stock from certain purchasers of the Notes, and a portion of the net proceeds from the offering, along with cash and securities on hand, if necessary, for the Stock Repurchase described in Item 1.01 above. The Company intends to use the remainder of the net proceeds from the offering, if any, for working capital and other general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Termination Agreement, dated as of August 5, 2024, by and between ETFS Capital Limited and WisdomTree, Inc.

10.1†	Stock Repurchase Agreement, dated as of August 5, 2024, by and between WisdomTree, Inc. and ETFS Capital Limited

99.1	Press release, dated August 8, 2024, issued by WisdomTree, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain portions of this exhibit have been redacted pursuant to Regulation S-K Item 601(b)(10)(iv).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s management’s beliefs and assumptions and on information currently available to management. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if the Company’s underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K completely and with the understanding that the Company’s actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this Current Report on Form 8-K may include statements about the proposed terms of the Notes, the size of the Notes offering, the expected use of the proceeds from the sale of the Notes, the consummation, and timing of consummation, of the Stock Repurchase and other statements contained in this Current Report on Form 8-K that are not historical facts. Forward-looking statements are subject to many risks and uncertainties, including without limitation, risks related to or associated with whether the Company will consummate the offering of the notes on the expected terms, or at all, which could differ or change based upon market conditions or other reasons, and the other risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree, Inc.

Date: August 8, 2024	By:	/s/ Bryan Edmiston
Bryan Edmiston
Chief Financial Officer